Exhibit 10.16

AMENDMENT TO
PRIMARY TELEVISION AFFILIATION AGREEMENT

TELEVISION STATION:  WKBW – Buffalo, NY

American Broadcasting Companies, Inc. (“ABC or “we”) and Queen City Broadcasting of New York, Inc. (“you”) hereby mutually agree upon the following amendments to this Primary Television Affiliation Agreement between ABC and you dated December 1, 1994, with respect to Television Station WKBW (the “Primary Agreement”), effective June 30, 1995.

1.                                       The preamble of the Primary Agreement is hereby deleted in its entirety and replaced with the following:

The following shall constitute the agreement between American Broadcasting Companies, Inc. (“ABC” or “we”) and Queen City Broadcasting of New York, Inc. (“you”), in order that Television Station WKBW, Buffalo, New York (“your station”) may continue to serve the public interest, convenience and necessity.  We and you hereby mutually agree upon the following plan of network cooperation which shall replace the affiliation agreement between you and us dated February 8, 1990, as amended.

You represent, warrant and agree that (i) pursuant to the prior consent of the Federal Communications Commission (“FCC”) (FCC File No. BALCT-950516XG), effective June 29, 1995, the broadcast license of your station was assigned from you, an indirect wholly-owned subsidiary of Granite Broadcasting Corporation (“Granite”), to WKBW-TV License, Inc. (“Licensee”), also an indirect wholly-owned subsidiary of Granite; (ii) the sole purpose of Licensee is to hold the broadcast license of your station; (iii) in the event your stock, assets or the operating equipment and facilities of your station are transferred or assigned to a third party (“Transferee”), all of the stock and assets, including the broadcast license, of Licensee shall also be transferred or assigned to Transferee so that the transaction shall result in the transfer or assignment of your station as a single entity with all its licenses, authorities, equipment and facilities necessary to operate a television broadcast station, subject to prior approval of the FCC, ABC and any other third party as required by FCC regulations, the terms of this Agreement as herein amended or otherwise.  You further agree that during the term of this Agreement as herein amended you shall (i) cause Licensee to perform all acts necessary for you to perform fully all of the obligations undertaken by you in this Agreement as herein amended, and (ii) cause Licensee to forbear from acting in any manner forbidden by, or inconsistent with, the terms of this Agreement as herein amended.

2.                                       Section II of the Primary Agreement is hereby deleted in its entirety and replaced with the following:

II.                                     TERM

This Agreement shall become effective at 3:00 AM, NYT, on the 30th day of June, 1995, and shall continue until 3:00 AM, NYT, on the 30th day of June, 2005.

3.                                       Paragraph (a)(i) of Schedule A of the Primary Agreement is hereby deleted in its entirety and replaced with the following:

(i)                                     Your network station rate of Five Thousand and Two ($5,002) Dollars or such other rate applicable pursuant to the terms of Section III of the Agreement; by

Except as herein amended, the Primary Agreement shall remain in full force and effect on all its same terms as therein stated.

AGREED TO:

AMERICAN BROADCASTING COMPANIES, INC.		QUEEN CITY BROADCASTING OF NEW YORK, INC.

By:		By:
Title:		Title:
Date:	6/29/95	Date:	6/29/95